Exhibit 8.1

July 21, 2011

Loyalty Alliance Enterprise Corporation

Suite 6005

60/F, Central Plaza

18 Harbour Road

Wanchai, Hong Kong

Ladies and Gentlemen:

We are acting as your counsel in connection with the Registration Statement on Form F-1, as amended, including the prospectus contained therein (together, the “Registration Statement”), filed by you with the U.S. Securities and Exchange Commission under the U.S. Securities Act of 1933, as amended (the “Securities Act”), relating to the proposed initial public offering of your ordinary shares, par value $0.0001 per share.

We have examined the Registration Statement. We have also examined and relied on as to the facts contained therein, originals, duplicates, certified or conformed copies of such corporate records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of your officers and representatives including, but not limited to, the Certificate of Officer of Loyalty Alliance Enterprise Corporation (the “Certificate”), and have made such other and further investigations as we have deemed necessary or appropriate as a basis for the opinion hereinafter set forth. In such examination, we have assumed the accuracy of the factual matters described in the Registration Statement and the Certificate and that the Registration Statement, Certificate and other documents will be executed by the parties in the forms provided to and reviewed by us.

Based on the foregoing, and subject to the qualifications, assumptions and limitations stated herein and in the Registration Statement, we hereby confirm to you that the discussion set forth under the heading “Taxation - U.S. Federal Income Taxation” in the Registration Statement, insofar as such statements purport to constitute summaries of United States federal income tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects.

We do not express any opinion herein concerning any law other than the United States federal income tax law.

Loyalty Alliance Enterprise Corporation

July 21, 2011

We hereby consent to the filing with the Securities and Exchange Commission of this opinion as an exhibit to the Registration Statement and the reference to us under the heading “Taxation” therein. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ WILSON SONSINI GOODRICH & ROSATI
Professional Corporation